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                                                                     Exhibit 3.2

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                               KEY COMPONENTS, LLC



         THE UNDERSIGNED Sole Member is executing this Limited Liability Company Agreement (the "Agreement") for the purpose of forming a limited liability company (the "Company") pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101 et seq. (the "Delaware Act"), and does hereby certify and agree as follows:

         1. Name: Formation. The name of the Company shall be KEY COMPONENTS, LLC, or such other name as the Members may from time to time hereafter designate. The Company shall be formed upon the execution and filing by Rachel Abarbanel, acting as the duly authorized agent of the Members for such purpose, of a certificate of formation of the Company with the Secretary of State of the State of Delaware setting forth all of the information required by Section 18-201 of the Delaware Act.

         2. Definitions: Rules of Construction. In addition to terms otherwise defined herein, the following defined terms shall have the meanings set forth below:

                  "Event of withdrawal of a Member" means the death, retirement, resignation, expulsion, bankruptcy, liquidation or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company.

                  "Sole Member" means Key Components, Inc., a New York corporation.

                  "Member" means the Sole Member and/or any other Member admitted pursuant to Sections 9 and 10 below.

                  Words used herein, regardless of the number and gender used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires, and, as used herein, unless the context clearly requires otherwise, the words "hereof," "herein," and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provisions or sections hereof.

         3. Purpose. The purpose of the Company shall be to engage in any lawful business activity or transaction that may be engaged in by a limited liability company organized under the Delaware Act, as such business activities and transactions may be determined by the Members from time to time.
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         4. Offices.

                  a. The principal business office of the Company, and such additional offices as the Members may determine to establish, shall be located at such place or places inside or outside the State of Delaware as the Members may designate from time to time.

                  b. The registered office of the Company in the State of Delaware is located at 15 East North Street, Dover, Delaware 19901. The registered agent of the Company for service of process at such address is United Corporate Services, Inc.

         5. Members. The only Member of the Company is the Sole Member. The name and business or residence address of the Sole Member of the Company is as set forth on Schedule I attached hereto, as the same may be amended or modified from time to time.

         6. Term. The Company shall continue until dissolved and terminated in accordance with Section 14 of this Agreement.

         7. Management of the Company.

                  a. The Members. The Members shall have the right to manage the business and affairs of the Company, and shall have all powers and rights necessary, appropriate, desirable or advisable to effectuate and carry out the purposes and business of the Company. The Members may appoint, employ, or otherwise contract with any persons or entities for the transaction of the business of the Company or the performance of services for or on behalf of the Company, and the Members may delegate to any such person or entity such authority to act on behalf of the Company as the Members may from time to time deem appropriate. In furtherance thereof, the Members, on behalf of the Company, may enter into an agreement with any such individual or entity for the purpose of effecting or evidencing any such delegation. Each such agreement shall be binding upon the Company in accordance with its terms. No person dealing with any employee or agent authorized by the Members shall be required to determine the authority of such employee or agent to act on behalf of the Company, or to determine any facts or circumstances bearing on the existence of such authority, or to see to the application by such employee or agent of any money or other property paid or delivered to him or her as a recipient for the Company.

                  Except as to actions herein specified to be taken by all of the Members or by the Members acting unanimously, the duties and powers of the Members may be exercised by any one of the Members acting alone.

                  Any Member, authorized by all of the Members, may execute and file on behalf of the Company with the Secretary of State of the State of Delaware any certificates of amendment to the Company's certificate of formation, one or more restated certificates of formation and certificates of merger or consolidation and, upon the dissolution and completion of the winding up of the Company, at any time when there are fewer than two Members, or as otherwise provided in the Delaware Act, a certificate of cancellation canceling the Company's certificate of formation.


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                  b. Board of Directors. Without limitation of the provisions of paragraph (a) of this Section 7, the management of the Company shall be vested in a Board of Directors until such time as the delegation of management authority thereto shall be revoked by vote or written consent of all of the Members. The Sole Member hereby designates that the initial Board of Directors of the Company shall consist of the persons listed below:

                           John S. Dyson
                           Clay B. Lifflander
                           Alan L. Rivera
                           David H. Bova, and
                           George M. Scherer.

                           (1)      Number, Tenure and Qualification of
Directors. The number of directors comprising the Board of Directors shall be fixed at 5 directors which number may be amended from time to time by vote or written consent of all of the Members. Each director shall hold office until his or her successor is elected and qualified, or until his or her death, or until he or she has resigned, or has been removed. Directors elected subsequent to the initial Board of Directors designated in the foregoing paragraph 7b hereof shall be elected by the vote or written consent of all of the Members.

                           (2)      Liability for Certain Acts.  A director of
the Company shall perform his or her duties in good faith and in a manner he or she reasonably believes to be in the best interests of the Company. A director who so performs such duties shall not have any liability by reason of being or having been a director. Without limiting the generality of the preceding sentence, a director does not in any way guaranty the return of any capital contribution to a Member or a profit for the Members from the operations of the Company.

                           (3)      No Exclusive Duty to Company.  The directors
shall not be required to manage the Company as their sole and exclusive functions and they may have other business interests and may engage in other activities in addition to those relating to the Company. Neither the Company nor any Member shall have any right pursuant to this Agreement to share or participate in such other business interests or activities or to the income or proceeds derived therefrom. The directors shall incur no liability to the Company or any Member as a result of engaging in any other business interests or activities.

                           (4)      Resignation.  Any director may resign at any
time by giving written notice to the Company. The resignation of any director shall take effect upon receipt of such notice or at any later time specified in such notice. Unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective. The resignation of a director who is also a Member shall not affect the director's rights as a Member and shall not constitute a withdrawal of a Member.

                           (5)      Removal.  Any director may be removed or
replaced with or without cause by vote or written consent of all of the Members. The removal of a director who is also a

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Member shall not affect the director's rights as a Member and shall not constitute a withdrawal of such Member.

                           (6)      Vacancies.  Any vacancy occurring for any
reason in the number of directors may be filled by vote or written consent of all of the Members. A director elected to fill a vacancy shall be elected for the unexpired term of the director's predecessor in office and shall hold office until the expiration of such terms and until the director's successor has been elected and qualified. A Director chosen to fill a position resulting from an increase in the number of directors shall hold office until a successor has been elected and qualified.

                  c. Officers. The Board of Directors is granted full power and authority to elect officers of the Company, who shall have such titles and exercise and perform such powers and duties as shall be assigned to them from time to time by the Board of Directors. Any officer may be removed by the Board of Directors at any time, with or without cause. Each officer shall hold office until his or her successor is elected and qualified or until his or her death, or until he or she has resigned, or has been removed. Any number of officers may be held by the same individual. The salaries and other compensation of the officers shall be fixed by the Board of Directors.

                  d. Indemnification. The Company shall indemnify the Members, any former Members, any person who is or was an affiliate of any Member or former Member, any person who is or was an officer, director, employee or agent of the Company or any subsidiary thereof, and any person who is or was serving at the request of the Company, the Members or a director of the Company as an officer, director, employee, member, partner, agent, fiduciary or trustee of another person ("Indemnitees"), to the fullest extent of the law, from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including, without limitation, legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as party or otherwise, by reason of its status as an Indemnitee; provided that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. Any indemnification under this Agreement will be only out of the assets of the Company, and the Members shall not be personally liable for, or have any obligation to contribute or loan funds or assets to the Company to enable it to effectuate, such indemnification. The Company is authorized to purchase insurance against liabilities asserted against and expenses incurred by such persons in connection with the Company 's activities, regardless of whether the Company would have the power to indemnify such persons against such liabilities under the provisions of this paragraph.

         8. Capital Contributions. The Members have each made contributions to the capital of the Company in the respective amounts set forth on Schedule I attached hereto. The Members shall not be required to make any further contributions to the capital of the Company. Persons or entities hereafter admitted as Members of the Company shall make such contributions of cash (or promissory obligations), property or services to the Company as shall be determined by the Members, acting unanimously, at the time of each such admission.

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         9.       Assignments of Company Interest.

                  a. The Sole Member may sell, assign, pledge or otherwise transfer or encumber (collectively "transfer") all or any part of its interest in the Company to any entity beneficially owned or controlled by the Sole Member, and such transferee of all or any part of the Sole Member's interest in the Company shall be admitted as a substituted Member. Any permitted transferee of all or any part of a the Sole Member's interest in the Company shall as a condition precedent to such transfer agree to be bound by all of the terms and conditions of this Agreement to the same extent as the transferor of such interest.

                  b. After the admission of any Members in addition to the Sole Member , pursuant to the terms of Section 10 below, no Member may sell, assign, pledge or otherwise transfer or encumber (collectively "transfer") all or any part of its interest in the Company, and no transferee of all or any part of a Member's interest in the Company shall be admitted as a substituted Member, without, in either event, having obtained the prior written consent of the other Member (which consent may be given or withheld in such other Member's sole discretion). Any permitted transferee of all or any part of a Member's interest in the Company shall as a condition precedent to such transfer agree to be bound by all of the terms and conditions of this Agreement to the same extent as the transferor of such interest.

                  c. The Members shall amend Schedule I attached hereto from time to time to reflect transfers made in accordance with, and as permitted under, this Section 9. Any purported transfer in violation of this Section 9 shall be null and void and shall not be recognized by the Company.

         10. Additional Members. The Members, acting unanimously, shall have the right to admit additional Members upon such terms and conditions, at such time or times, and for such capital contributions as shall be determined by all of the Members; and in connection with any such admission, the Members shall amend
Schedule I hereof to reflect the name, address and capital contribution of the additional Member.

         11. Withdrawal. After the admission of any Members in addition to the Sole Member, pursuant to the terms of Sections 9 and 10 above, no Member shall have the right to withdraw from the Company except with the consent of the other Member and upon such terms and conditions as may be specifically agreed upon between such other Member and the withdrawing Member. The provisions of this Agreement with respect to distributions upon withdrawal are exclusive and no Member shall be entitled to claim any further or different distribution upon withdrawal under Section 18-604 of the Delaware Act or otherwise.

         12. Distributions/Allocations. Subject to the prior rights of the Company's creditors, including but not limited to any loan agreement or indenture to which the Company is a party, distributions of cash or other assets of the Company shall be made at such time and in such amounts as the Members acting unanimously may determine. Distributions shall be made to (and profits and losses shall be allocated among) Members pro rata in accordance with the amount of their respective capital contributions to the Company as set forth on
Schedule I hereto.

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                  Subject to the prior rights of the Company's creditors,
including but not limited to any loan agreement or indenture to which the Company is a party, the Company will be required to distribute to the Members each year an amount equal to the Company's taxable income multiplied by the sum of the highest federal individual tax rate of that year plus the New York state individual tax rate of that year, plus any additional income tax liability incurred by the shareholders of the Sole Member as a result of the reporting of the Company 's income, deductions, gains or losses on the Sole Member's federal or state income tax returns of such shareholders.

         13. Return of Capital. No Member has the right to receive, and the Members have absolute discretion to make, any distributions to a Member which include a return of all or any part of such Member's capital contribution, provided that upon the dissolution of the Company, the assets of the Company shall be distributed as provided in Section 18-804 of the Delaware Act.

         14. Dissolution. Subject to the provisions of Section 15 of this Agreement, the Company shall be dissolved and its affairs wound up and terminated upon the first to occur of the following:

                  a. December 31, 2048;

                  b. The determination of all of the Members to dissolve the Company; or

                  c. The occurrence of an event of withdrawal of a Member or any other event causing a dissolution of the Company under Section 18-801 of the Delaware Act.

                  d. Upon dissolution and winding up of the affairs of the Company, the assets of the Company shall be distributed or sold for cash and any gain or loss resulting therefrom shall be allocated among the Members as provided in Section 12 hereof, subject to the prior rights of the Company 's creditors. Such proceeds of the Company shall be distributed in the following order of priority: (i) to creditors (including Members who are creditors) in satisfaction of liabilities of the Company (other than liabilities to existing and former members of distributions from the Company); (ii) to existing and former Members in satisfaction of liabilities to them, if any, for distributions from the Company; and (iii) any remaining assets shall be distributed to Members in accordance with their interests as set forth in Schedule I hereto.

         15. Continuation of the Company. Notwithstanding the provisions of
Section 14(c) hereof, the occurrence of an event of withdrawal of a Member shall not dissolve the Company if within ninety (90) days after the occurrence of such event of withdrawal, the business of the Company is continued by the agreement of all of the remaining Members.

         16. Limitation on Liability. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely debts, obligations and liabilities of the Company, and no Member of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member of the Company.

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         17. Further Assurances. Each of the Members shall hereafter execute and deliver such further instruments and documents and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement, including, without limitation, executing and delivering any amended, modified or restated limited liability company agreements.

         18. Amendments. This Agreement may be modified, altered, changed or amended in accordance with the Delaware Limited Liability Company Act, provided, however, that this Agreement may not be amended as to matters which would: (i) change adversely any Member's rights and interest in the income, expense, gains, losses or income tax allocations of the Company or change any Member's rights with respect to liquidation of the Company, without the unanimous, affirmative vote of the Members; or (ii) cause the Company to violate the terms of any loan agreement or indenture to which it is a party.

         19. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

         20. Section Headings. Section headings in this Agreement are for convenience only and shall have no force or effect for any purpose whatsoever.

         IN WITNESS WHEREOF, the undersigned party has duly executed this Limited Liability Company Agreement as of April 17, 1998.


                                               SOLE MEMBER:

                                               KEY COMPONENTS, INC.



                                               By:______________________________
                                                     Name:
                                                     Title:




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                                   SCHEDULE I


                         MEMBERS OF KEY COMPONENTS, LLC



Name & Address of
        Member          Percentage Interest       Capital Contribution of Member
-----------------       -------------------       ------------------------------

Key Components, Inc.           100.0%                        $1,000
Wing Road
RR1, Box 167D
Millbrook, NY 12545